Exhibit 99.1

World Acceptance Corporation Expands Its Board

Welcomes Two New Independent Directors

GREENVILLE, S.C.--(BUSINESS WIRE)--June 28, 2021--World Acceptance Corporation (NASDAQ: WRLD) today announced the appointment of two new independent directors, Elizabeth Russell Neuhoff and Benjamin Robinson III to its Board of Directors, effective immediately.

“World’s strategic focus on the financial wellness of its customers received significant interest from a number of talented individuals during our Board search process,” said Ken Bramlett, Board chairman. “We believe the skillsets and perspectives of our new Board members will enable them to make an immediate impact. We welcome Beth and Ben to the Board and I look forward to serving alongside them.”

Both Ms. Neuhoff and Mr. Robinson bring a wealth of experience and specialized expertise from distinguished careers, prior board service, volunteer engagements, and more.

Ms. Neuhoff is President and CEO of Neuhoff Communications, an award-winning, privately held broadcast and digital media company. She also serves as a director of West Best Mutual Insurance Company, where she has held positions on the audit, strategic risk, governance/compensation, and investment committees. She previously served as a director for Gray Television. Ms. Neuhoff has expertise and valuable experience in marketing and strategy, having been named annually as one of the “Most Influential Women in Radio” by Radio Ink magazine and received numerous other industry awards and recognitions. She is actively involved in the broadcast industry, with leadership roles in the National Association of Broadcasters and the Broadcaster’s Foundation of America, and in the community, with board service for Vineyard Trust, Palm Beach Community Foundation, and the Bear Necessities Pediatric Cancer Foundation.

Mr. Robinson is Chief Administrative Officer at Taylor Global, a sports and entertainment PR firm, where he is responsible for oversight of critical operational and strategic functions, including performance management, risk management, compliance, corporate social responsibility, ethics, talent and diversity, and equity and inclusion. He also serves on the board of directors at Bottomline Technologies, a fintech company. Mr. Robinson brings expertise in strategy, marketing, and risk management, with previous senior executive and C-suite roles at Prudential Annuities, where he was responsible for strategy, business development, innovation, diversity, change management, and ethics, as well as for Bank of America and Mastercard. Mr. Robinson also previously served as a Lieutenant and public affairs officer for the US Navy Reserve, a member of the Federal Reserve Board Consumer Advisory Council and as a congressional advisor to the US House of Representatives Committee on Banking, Finance, and Urban Affairs.

In connection with the appointments of Ms. Neuhoff and Mr. Robinson, the size of the World Acceptance Board of Directors increased from five directors to seven directors.

“We are excited and grateful to welcome two new board members as World embarks on the next phase in its strategic development,” said Chad Prashad, President and CEO of World Acceptance. “As we pursue new priorities focused on improving the overall financial wellness of our customers, we expect that the addition of Beth and Ben will add strength and leadership in strategy, marketing and technology to our already outstanding board of directors.”

World Acceptance conducted a formal search led by John Uprichard at Find Great People, a nationally recognized talent acquisition and human resources consulting firm.

About World Acceptance Corporation

Founded in 1962, World Acceptance Corporation (NASDAQ: WRLD) is one of the largest small-loan consumer finance companies in the nation, helping over one million customers annually to unlock their “Financial Good.” Headquartered in Greenville, South Carolina, and operating more than 1,200 community-based branches in 16 states, World Acceptance offers the strength and technology of a national financial institution with the personal service of a local neighborhood branch. Services include fixed rate and payment personal loan solutions and personal tax preparation and filing. For more information, visit www.loansbyworld.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent the Company’s current expectations or beliefs concerning future events. Statements other than those of historical fact are forward-looking statements and are about matters that are inherently subject to risks and uncertainties. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements are discussed in Part I, Item 1A. “Risk Factors” in the Company’s most recent annual report on Form 10-K for the fiscal year ended March 31, 2021, filed with the SEC and the Company’s other reports filed with, or furnished to, the SEC from time to time. The Company does not undertake any obligation to update any forward-looking statements it makes. The Company is also not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

Contacts

John L. Calmes, Jr.
Chief Financial and Strategy Officer
(864) 298-9800